As filed with the Securities and Exchange Commission on May 23, 2013
Registration No. 333-
, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
BAKER HUGHES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	76-0207995
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
2929 Allen Parkway, Suite 2100
Houston, Texas 77019-2118
(Address of Principal Executive Offices, including Zip Code)

Baker Hughes Incorporated Employee Stock Purchase Plan
(Full title of the plan)

Alan R. Crain, Esq.
Senior Vice President, Chief Legal and Governance Officer
Baker Hughes Incorporated
2929 Allen Parkway, Suite 2100
Houston, Texas 77019-2118
(713) 439-8600
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Christine B. LaFollette
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
(713) 220-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $1.00 par value per share	8,000,000	$47.84	$382,720,000	$52,203.10
(1) There is also being registered hereunder an indeterminate number of shares as may become issuable under the Baker Hughes Incorporated Employee Stock Purchase Plan, as amended, pursuant to certain anti-dilution provisions therein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) and based upon the average of the high and low sales price of the Common Stock reported on the New York Stock Exchange on May 22, 2013.

EXPLANATORY NOTE
On April 25, 2013, the stockholders of Baker Hughes Incorporated (the "Company") approved an amendment to the Baker Hughes Incorporated Employee Stock Purchase Plan (the "Plan"), increasing the total number of shares of Common Stock that may be issued under the Plan by 8,000,000 shares.     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement No. 33-14803 on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 33-14803 on Form S-8, Registration Statement No. 33-57759 on Form S-8, Registration Statement No. 333-81463 on Form S-8, Registration Statement No. 333-138500 on Form S-8 and Registration Statement No. 333-159061 on Form S-8 filed by the Company with the Securities and Exchange Commission are incorporated herein by reference.

PART II

Item 8. Exhibits.

5.1 *	Opinion of William D. Marsh. Vice President and General Counsel, as to the legality of the securities.
23.1 *	Consent of Deloitte & Touche LLP
23.2 *	Consent of William D. Marsh (contained in Exhibit 5.1)
24.1*	Power of Attorney (included on page 3 of this Registration Statement).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 21st day of May, 2013.

BAKER HUGHES INCORPORATED
By:	/s/ Martin S. Craighead
Martin S. Craighead
Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin S. Craighead, Peter A. Ragauss and Alan J. Keifer, and each of them, each of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, including without limitation any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 21st day of May, 2013, by the following persons in the capacities indicated below.

Signature	Title
/s/ Martin S. Craighead Martin S. Craighead	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ Peter A. Ragauss Peter A. Ragauss	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Alan J. Keifer Alan J. Keifer	Vice President and Controller
/s/ Larry D. Brady Larry D. Brady	Director
/s/ Clarence P. Cazalot, Jr. Clarence P. Cazalot, Jr.	Director
/s/ Lynn L. Elsenhans Lynn L. Elsenhans	Director
/s/ Anthony G. Fernandes Anthony G. Fernandes	Director
/s/ Claire W. Gargalli Claire W. Gargalli	Director
/s/ Pierre H. Jungels Pierre H. Jungels	Director
/s/ James A. Lash James A. Lash	Director
/s/ J. Larry Nichols J. Larry Nichols	Director
/s/ James W. Stewart James W. Stewart	Director
/s/ Charles L. Watson Charles L. Watson	Director

Exhibit Index

5.1 *	Opinion of William D. Marsh, Vice President and General Counsel, as to the legality of the securities.
23.1 *	Consent of Deloitte & Touche LLP
23.2 *	Consent of William D. Marsh (contained in Exhibit 5.1)

* Filed herewith.